Exhibit 99.1

Press Release

SOURCE: Cord Blood America, Inc.

Cord Blood America Featured as Top Stock Pick

Los Angeles, CA, June 29, 2005 – Cord Blood America, Inc. (OTC BB: CBAI), an umbilical cord blood stem cell preservation company, is pleased to announce that PennyStockChat.com has selected Cord Blood America as a top 2005 Stock Pick of the Year.  Please find the entire article reproduced below.

PennyStockChat.com 2005 Stock Pick of the Year - Cord Blood America Inc. (CBAI.OB)

Premier online investment community discusses Umbilical Cord Stem Cell Bank, Cord Blood America Inc.(CBAI: OTCBB) and the Stem Cell Therapeutic and Research Act Of 2005 (HR-2520)

In recent months, there has been considerable excitement and discussion on wall street regarding Stem Cell companies and what many perceive to be the beginning of a Biomedical Revolution!

While many of these companies emphasize that they have not produce any significant revenue for years to come, investors continue to accumulate shares and prices continue to achieve new 52 week highs.

Some of the companies are as follows: StemCells Incorporated (STEM: NASD), Aastrom Biosciences (ASTM: NASD), ViaCell (VIAC: NAZD), Geron (GERN: NASD) and CyCro Cell Inc. (CCEL: OTCBB).

A quick review of the share price performance of any of these companies illustrates incredible gains for investors in a relatively short period of time with market-caps of many exceeding 300 million dollars.

If you had the opportunity to invest in any of these companies long ago, knowing that you would have realized the substantial gains that many shareholders have realized to date, would you? If you were presented with an opportunity today to invest in a company that is expected to perform as well or better than any of these companies, would you?

Today we discuss a Stem Cell company that has only recently started trading on the Bulletin Board Exchange and that is relatively undiscovered by the masses. Not only has it yet to be discovered, it also is a Stem Cell company that actually earns revenue and has in fact INCREASED REVENUE FOR 9 CONSECUTIVE QUARTERS!

CORD BLOOD AMERICA INC

SYMBOL/EXCHANGE (CBAI: OTCBB)

SHARES OUTSTANDING 33,093,225

FLOAT 4,524,600

SHARE PRICE: .19

PROFILE

Cord Blood America Inc. is the parent company of Cord Partners, which facilitates umbilical cord blood stem cell preservation for expectant parents and their children. Its mission is to be the most respected stem cell preservation company in the industry. Collected through a safe and non-invasive process, cord blood stem cells offer a powerful and life-saving resource for treating a growing number of ailments, including cancer, leukemia, or blood and immune disorders.

CORD BLOOD BANKING

Cord blood banking is the process of collecting the blood from a newborn's umbilical cord immediately after delivery and cryogenically storing it for future potential medical uses. Because the collection occurs after the cord has been clamped and cut, there is no risk or pain to the infant or mother. Thousands of families are banking their newborns' cord blood because it contains stem cells that are unique to the newborn, and genetically related to their families.

Stem cells are the foundation cells for every organ, tissue and cell in the body and can be developed into specialized tissues and organs or used to treat life-threatening diseases.

Umbilical cord blood stem cells are the "youngest," safely available stem cells. Younger cord cells are less likely to trigger immune-system responses that cause some patients to reject transplanted marrow cells.

CORD BLOOD STEM CELLS – THE BEST KEPT MEDICAL SECRET

With cord-blood research there is not only a potential, but a here-and-now workable medical reality. Adult stem cells which include umbilical cord cells are far superior to embryonic stem cells regardless of how the embryos are created. And because they are obtained from tissue discarded after a baby is born, umbilical cells are free of the political controversy surrounding embryonic cells.

While embryonic stem cells to date have yielded absolutely no successes and 0 clinical trials, adult stem cells, which include umbilical cord blood stem cells, have been successfully used to treat over 70 conditions, including brain and many other cancers, multiple sclerosis, Crohn's disease, rheumatoid arthritis, sickle cell anemia, stroke, limb gangrene, corneal regeneration, heart damage, Parkinson's disease and spinal cord injury. Researchers are also studying to see how effective they might be in helping patients with heart disease, cancer and torn cartilage. There have been over 250 adult stem cell clinical trials.

STEM CELL LEGISLATON

Stem Cell Therapeutic and Research Act Of 2005 (HR-2520) Passes The House Of Representatives

On Tuesday May 24, 2005, the House of Representatives, by a virtually unanimous vote, passed HR-2520, a bill that would boost research using adult stem cells, bone marrow, and cells from umbilical cord blood. Opponents to a similar but controversial embryonic bill embraced HR-2520 for its focus on stem cells from umbilical cords. While President Bush states he will veto the embryonic bill, the White House fully supports HR-2520. The legislation will provide $79 million in federal funding to increase the number of cord blood units available for matches.

Once passed the legislation is expected to greatly increase public awareness on the value of cord blood stem cells. As research utilizing cord blood cells emerges to successfully treat diseases that afflict vast portions of the population, it will further enhance the perceived future value of cord blood stem cell preservation and increase cord stem cell banking.

Within days after the announcement, the share price of CBAI.OB share price surged over 100% on record volume. In July, investors could be in for another upside share price leap as the HR-2520 is expected to easily pass the Senate where majority leader Bill Frist is looking to schedule a vote as soon as possible.

SUMMARY

The entire world is closely following the advances in stem cell research, and everyone is interested in the potential of stem cells to treat everything from diabetes to Parkinson's disease. The most exciting thing may be what we do not know today. With every new medical discovery and application of Cord Blood Stem Cells; doctors, patients, and investors will be all ears. As more families discover the unprecedented benefits of storing the cord stem cells of their new born, the client base will continue to grow dramatically and the shareholder value of CBAI.OB will grow proportionately.

We are riding on the coat-tails of a Biomedical Revolution and this in fact could be AN INVESTMENT OPPORTUNITY OF A LIFETIME. CBAI.OB shareholder gains may continue to be realized for years to come.

To learn more about Cord Blood America Inc. and thousands of other publicly traded companies visit: http://www.pennystockchat.com

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This press release is available on the Cord Blood America IR HUB for investor commentary, feedback and questions.  Investors are asked to visit http://www.agoracom.com/IR/CordBloodAmerica .  Alternatively, investors are asked to e-mail all questions and correspondence to CBAI@agoracom.com where they can also request addition to the investor e-mail list to receive all future press releases and correspondence directly.

About Cord Blood America

Cord Blood America (OTC BB: CBAI) is the parent company of Cord Partners, which facilitates umbilical cord blood stem cell preservation for expectant parents and their children. Its mission is to be the most respected stem cell preservation company in the industry. Collected through a safe and non-invasive process, cord blood stem cells offer a powerful and life-saving resource for treating a growing number of ailments, including cancer, leukemia, or blood and immune disorders. For more information on how this precious lifeline can benefit your family, visit www.cordpartners.com.

Forward-Looking Statements

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate," "believe," "expect," "future," "intend," "plan," and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, our ability to increase income streams, to grow revenue and earnings, and to obtain additional cord blood banking revenue streams. These statements are only predictions and are subject to certain risks, uncertainties and assumptions, which are identified and described in the Company's public filings with the Securities and Exchange Commission.

Investor Relations

AGORA Investor Relations

http://www.agoracom.com/IR/CordBloodAmerica

http://www.cordblood-america.com

CBAI@agoracom.com